Exhibit 24.01

                                POWER OF ATTORNEY

     The undersigned directors of SCANA Corporation (the "Company"), hereby appoint W. B. Timmerman and Kevin B. Marsh, and each of them severally, as the attorney-in-fact of the undersigned, to sign in the name(s) and behalf of the undersigned, in any and all capacities stated therein, and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8, and any and all amendments thereto, with respect to the issuance of up to 100,000 shares of such Company's Common Stock pursuant to the Director Compensation and Deferral Plan.

Dated:   October 31, 2002
         Sea Island, Georgia


                                         s/W. H. Hipp
B. L. Amick                              W. H. Hipp
Director                                 Director



s/J. A. Bennett                          s/L. M. Miller
J. A. Bennett                            L. M. Miller
Director                                 Director



s/W. B. Bookhart, Jr.                    s/M. K. Sloan
W. B. Bookhart, Jr.                      M. K. Sloan
Director                                 Director



s/W. C. Burkhardt                        s/H. C. Stowe
W. C. Burkhardt                          H. C. Stowe
Director                                 Director



s/E. T. Freeman                         s/W. B. Timmerman
E. T. Freeman                           W. B. Timmerman
Director                                Director



s/D. M. Hagood                          s/G. S. York
D. M. Hagood                            G. S. York
Director                                Director